Ex-99.3 a)
                      Officer's Certification of Servicing
                                      2002

The undersigned officer certifies to the best of his/her knowledge the following for the 2002 fiscal year:

I have reviewed the activities and performance of Alliance Mortgage Company during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Polling and Servicing Agreement and/or Seller/Servicer Guide. To the best of this Officers' knowledge, we have fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year;

I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Service Guide are in full force and effect;

All Custodial Accounts have been reconciled and are properly funded.

/s/ Michael C. Koster


January 22, 2003


Ex-99.3 b)

ANNUAL OFFICER CERTIFICATION


In accordance with the Servicing Agreement, I, the undersigned, hereby certify as to each Mortgage Loan being serviced by Bank of America, N.A. the following:

1. I am a duly authorized officer of Bank of America, N.A. and am empowered and authorized to issue this Annual Certification.

2. All taxes, ground rents and assessments for the Mortgages covered herein have been paid.

3. All insurance premiums for flood or other casualty insurance, and FHA premiums or Private Mortgage premiums on conventional loans have been paid and are in full force.

4. Interest is being paid on escrow in accordance with any laws, regulations, or contracts that require payment of interest on mortgagors' escrow deposit accounts.

5. Analysis had been made to ensure sufficient money was collected in the escrow year.

6. All required interest and/or monthly payment adjustment for ARM loans were made in accordance with the mortgage terms, and timely and proper notice was provided to the mortgagors.

7. With respect to FHA Section 221 mortgages that have reached the 20th anniversary of their endorsement, we will assign those mortgages that are eligible for assignment under HUD's special assignment procedures if requested on a loan basis by the investor.

8. We have complied witht Internal Revenue Service's requirements for reporting the receipt of $600 or more of interest payments (IRS 1098) from a mortgagor, for filing statements for recipients of miscellaneous income (IRS 1099-Misc) to report payments of fees to attorneys for handling liquidation proceedings, and for filing notices of acquisition of abandonment of secured property (IRS 1099-
A) to report the acquisition of property by foreclosure or acceptance of a deed-in-lieu or by a mortgagor's abandonment of a property.

9. The Fidelity Bond and Errors and Omissions Coverage has been reviewed. All required coverage is in existence and none of our principal officers have been removed from coverage.

10. A viable contingency plan is in place to minimize financial loss and disruptions of service to the institution and its customers, as required by federal regulations.


I FURTHER CERTIFY:
A. To the best of my knowledge and upon reasonable investigation, the servicing of the Mortgage Loans during the year of 2002 has been conducted in compliance witht the Agreement except for such exceptions as I am setting forth below.

Exceptions (if any):    None

B. A review of activities with respect to performance under the Agreement has been made under my supervision and to the best of my knowledge, based on such review, no default exists as of 12/31/02 in the fulfillment of any obligations under the Agreement other than the events of default, if any, which I am listing below with the nature and status thereof.

Events of Default (if any):     None


Bank of America, N.A.

/s/ Robert S. O'Neill
Robert S. O'Neill
Investor Services - Kentucky
Senior Vice President

Ex-99.3 c)

March 28, 2003

Structured Asset Mortgage Investments, Inc.
383 Madison Avenue
New York, NewYork 10179

Attention:  Vice President, Servicing


RE:      Officer's Certificate

Ladies and Gentlemen:

The undersigned officer certifies the following for the 2002 calendar year.

a) I have reviewed the activities and performances of the Servicer during the preceding fiscal year under the terms of each Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Servicer Guide pursuant to which the Servicer services mortgage Loans for Structured Asset Mortgage Investments, Inc. ("SAMI") (the "Agreements") and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if the has been a default or failure of the Servicer to perform any such duties, responsibilities or obligations, a description of each default or failure and the nature and status thereof has been reported to SAMI;

b) I have confirmed that the Servicer is currently an approved FNMA or FHLMC Servicer in good standing;

c) I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Agreements are in full force and effect;

d) All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if applicable), with respect to each Mortgage Property, have been paid and that such insurance policies are in full force and effect;

e) All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgage Property, have been paid, or if any such costs or expenses have been paid with respect to any Mortgaged Property, the reason for the non-payment has been reported to SAMI;

f)       All Custodial Accounts have been reconciled and are properly funded;
         and

g) All annual reports of Foreclosure and Abandonment of Mortgaged Property required per section 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified by:

/s/ Marc Hinkle
-------------------------
Officer

Director - Loan Servicing
-------------------------
Title



3/28/03
-------
Date


Ex-99.3 d)

Chase Manhattan Mortgage Corporation
3415 Vision Drive
Columbus, OH 43219
1-800-848-9136 Customer Service
1-800-582-0542 TDD / Text Telephone

Thacher Proffitt & Wood
11 West 42nd Street
New York, NY 10036

RE:      Annual Certification

1. Pursuant to the servicing agreement, the undersigned Officer certifies to the following:

2. All hazard (or mortgage impairment, if applicable) flood or other casualty insurance and primary mortgage guaranty insurance premiums, taxes, ground rents, assessments and other changes have been paid by/in connection with the Mortgaged Properties;

3. All property inspections have been completed;

4. Compliance relative to Adjustable Rate Mortgages have been met;

5. Compliance with IRS Foreclosure reporting regulations enacted as IRS Section 6060.1 by the Deficit Reduction Act, regarding Acquired and/or Abandonment property have been completed,

6. All loans CMMC services in state that have statutes requiring payment of interest can escrow/impound accounts have been completed;

7. That such officer has confirmed that the fidelity Bond, the Errors and Omissions Insurance Policy, and any other bonds required under the terms of the Servicing Agreement are in full force and effect.

Enclosed is a copy of our most recent independent audit statement.

CERTIFIED BY:       /s/ Lucy P. Gambino                    DATE:  March 31, 2003
                    ------------------------------
                    Lucy P. Gambino
                    Vice President
                    Chase Manhattan Mortgage Corporation
                    3415 Vision Drive
                    Columbus, OH 34219


Ex-99.3 e)

                      BOSTON SAFE DEPOSIT AND TRUST COMPANY

                              OFFICER'S CERTIFICATE

        Annual Statement as to Compliance pursuant to Section 6.04 of the Mortgage Loan Sale, Warranties and Servicing Agreement ("the Agreement")
                   Dated as of August 1, 1998 - [SAMI 1999-1]



I, Mary Przybyla, being Senior Vice President of Dovenmuehle Mortgage, Inc., as Sub-Servicer of Boston Safe Deposit & Trust Company, hereby certify as follows:

8. a review of the activities of the Company during the preceding calendar year and of performance under the Agreement has been made under my supervision;

9. the Company has complied fully with the provisions of Article II and Article IV of the Agreement;

10. to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement throughout the year.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 17th day of March, 2003.

                                              By: /s/ Mary Przybyla
                                                  -----------------------
                                              Name:   Mary Przybyla
                                              Title:  Senior Vice President
                                                      Dovenmuehle Mortgage, Inc.

Ex-99.3 f)

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Rd.
Columbia, MD 21045
Attention:  Master Servicing

RE:  Officer's Certificate

Dear Master Servicer:

The undersigned Officer certifies the following for the 2002 fiscal year:

1. I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide and to the best of these Officers' knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under these Agreements throughout such year, or if there has been a default or failure of the servicer to perform any of such duties, responsibilities or obligations, a description of each default or failure and the, nature and status thereof has been reported to Wells Fargo Bank Minnesota, N.A.;

2. I have confirmed that the Servicer is currently an approved FNMA or FHLMC servicer in good standing;

3. I have confirmed that the Fidelity Bond, the Errors and Omissions Insurance Policy and any other bonds required under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide are in full force and effect.

4. All premiums for each Hazard Insurance Policy, Flood Insurance Policy (if applicable) and Primary Mortgage Insurance Policy (if, applicable), with respect to each Mortgaged Property, have been paid and that all such insurance policies are in full force and effect;\

5. All real estate taxes, governmental assessments and any other expenses accrued and due, that if not paid could result in a lien or encumbrance on any Mortgaged Property have been paid, or if any such cost or expenses have not been paid with respect to any Mortgaged Property; the reason for the non-payment has been reported to Wells Fargo Bank Minnesota, N.A.

6. All Custodial Accounts have been reconciled and are property funded; and

7. All annual reports of Foreclosure and Abandonment of Mortgage Property required per section 6050H, 6050J and 6050P of the Internal Revenue Code, respectively, have been prepared and filed.

Certified By:

/s/ Deborah S. Mace
--------------------------
Officer Deborah S. Mace

Senior Vice President
--------------------------
Title

3/18/03
--------------------------
Date

Ex-99.3 g)

March 14, 2003


Sandra Tavegia
Structured Asset Mortgage Investment
c/o Wells Fargo Bank Minnesota, NA
9062 Old Annapolis Road
Columbia, MD 21045-1951

Re:      OFFICERS STATEMENT OF COMPLIANCE
         YEAR ENDING 2002

--------------------------------------------------------------------------------

We hereby certify to the best of our knowledge and belief, that for the calendar year 2002:

1. A review of the activities of the Seller / Servicer and of performance according to the Seller / Servicer contract has been made with the undersigned Officer's knowledge.

2. To the best of the undersigned Officer's knowledge, and based on such review, the Seller / Servicer has fulfilled all its obligations under the Guides for such year.

3. If applicable, GMACM has filed the information returns with respect to the receipt of mortgage interest pursuant to Sections 6050H, 6050J and 6050P of the Code, received in a trade or business, reports of foreclosures and abandonment's of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.

4. All hazard, flood, FHA mortgage insurance and primary mortgage insurance premiums, taxes, ground rents, assessments and other lienable items have been paid in connection with the mortgaged properties.

5. All property inspections have been completed as required.

6. Compliance relative to Adjustable Rate Mortgages has been met.

7. Fidelity Bond and Errors and Omissions Insurance coverage is current, in full force and effect.


Servicer:         GMAC Mortgage Corporation
                  ---------------------------------

By:               /s/ Michael Kacergis
                  ---------------------------------

Name:             /s/ Michael Kacergis
                  ---------------------------------

Title:            Manager - Contract Administration
                  ---------------------------------

Ex-99.3 h)

                              OFFICER'S CERTIFICATE
                         ANNUAL STATEMENT OF COMPLIANCE

         Reference is hereby made to Structured Asset Mortgage Investment, Inc., Mortgage Pass-Through Certificates, Series 2000-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-1, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-3, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-4, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-6, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2001-10, Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-7 and E*Trade ARM Trust Series 2001-1 (together, the "Securitizations"). Washington Mutual Bank, FA (the "Servicer") services mortgage loans in connection with the Securitizations (the "Mortgage Loans") pursuant to the terms of various servicing agreements (i) between EMC Mortgage Corporation or an affiliate thereof ("EMC") and the Servicer or a predecessor of the Servicer (collectively, the "EMC Servicing Agreements") and (ii) between E*Trade Bank (or its predecessor in interest) and the Servicer or a predecessor of the Servicer (collectively, the "E*TRADE Servicing Agreements", together with the EMC Servicing Agreements, the "Servicing Agreements").

I, Gabriel V. Barroso, an authorized officer of the Servicer, certify for the benefit of any master servicer of any of the Mortgage Loans (each a "Master Servicer") and any entity which is the depositor of the Mortgage Loans (each, a "Depositor") with respect to the calendar year immediately preceding the date of this Officer's Certificate (the "Relevant Year"), as follows:

1. A review of the activities of the Servicer during the Relevant Year and of performance under the Servicing Agreements has been made under my supervision, and

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreements throughout the Relevant Year.



DATED as of March 18, 2003.

                                                     /s/ Gabriel V. Barroso
                                                     ---------------------------

                                                     Name:  Gabriel V. Barroso
                                                            --------------------

                                                     Title: First Vice President
                                                            --------------------

Ex-99.3 i)

Wells Fargo
Home Mortgage    (logo)

One Home Campus
Des Moines, IA 50328-0001


March 31, 2003

Re: 2002 Annual Certification

We hereby certify to the best of our knowledge and belief that for the calendar year of 2002:

1. All real estate taxes, bonds assessments and other lienable items have been paid.

2. All FHA mortgage insurance, private mortgage insuarance premiums, and flood insurance have been paid (if applicable).

3. Hazard insurance policies held by us meet the requirements as specified in the servicing agreement, or those of a normal prudent lender if not specified, and those premiums due have been paid.

4. We have made all property inspections as required.

5. Fidelity bond and Errors and Omissions insurance coverage currently exits.

6. That the Officer signing this certificate has reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement, Trust Agreement, Pooling and Servicing Agreement and/or Seller/Servicer Guide or similar agreements and to the best of this officer's knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations of such agreement throughout the year, or if there has been a default or failure of the servicer to perform any such duties, responsibilites or obligations, a description of each default or failure and the nature and status has been reported.

Sincerely,

/s/ John B. Brown
------------------------------
John B. Brown
Vice President
Wells Fargo Home Mortgage Inc.